UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐       Preliminary Proxy Statement
☐       Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☑       Definitive Additional Materials
☐       Soliciting Material under Rule 14a-12

Gerber Scientific, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons Filing Proxy Statement, if Other than Registrant)

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August 2, 2011

Dear Shareholder:

We have previously sent to you proxy material for the Special Meeting of Gerber Scientific, Inc. to be held on August 18, 2011.  At the meeting, shareholders are being asked to vote on, among other things, the merger agreement among Gerber Scientific, Inc., Vector Knife Holdings (Cayman), Ltd. and Knife Merger Sub, Inc.  Your Board of Directors unanimously recommends that shareholders return the enclosed proxy card voting FOR all of the items on the agenda.

The proposal to approve the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares.  Your vote is important, no matter how many or how few shares you may own.

If you haven’t already voted, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your continuing support,

Marc T. Giles President and Chief Executive Officer	Donald P. Aiken Chairman

REMEMBER:
You can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

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